Exhibit 99.1

CareFusion

CAREFUSION CORPORATION
3750 TORREY VIEW COURT
SAN DIEGO, CA 92130

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M80183-TBD

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CAREFUSION CORPORATION

The Board of Directors recommends you vote FOR the following:	**For**	**Against**	**Abstain**
1. Adoption of the Agreement and Plan of Merger, dated as of October 5, 2014 (the "merger agreement"), as it may be amended from time to time, by and among CareFusion Corporation (the "Company"), a Delaware corporation, Becton, Dickinson and Company, a New Jersey corporation, and Griffin Sub, Inc. a Delaware corporation and a wholly-owned subsidiary of Becton, Dickinson and Company.	☐	☐	☐
2. Approval, by advisory (non-binding) vote, on certain compensation arrangements for the Company's named executive officers in connection with the merger contemplated by the merger agreement.	☐	☐	☐
3. Adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Special Meeting of Stockholders

January 21, 2015 at 8:30 a.m. (Paci?c Standard Time)

CareFusion Headquarters

3750 Torrey View Court, San Diego, CA 92130

Meeting Attendance Instructions

To attend the Special Meeting of Stockholders of CareFusion Corporation in person, you will need an admission card or proof of ownership of CareFusion common stock as of December 18, 2014, the record date for the Special Meeting. We encourage all stockholders planning to attend the Special Meeting to request an admission card and register to attend by contacting the CareFusion Investor Relations Department by e-mail at ir@carefusion.com or by phone at (858) 617-4621. In addition, you can submit your request by fax at (858) 617-2311 or by mail at 3750 Torrey View Court, San Diego, CA 92130. To gain admission to the Special Meeting, attendees will also be required to present government-issued photo identi?cation

(e.g., driver’s license or passport).

If you submit your proxy by Internet or telephone, you do not need to return your proxy card.

Thank you for your proxy submission.

M80184-TBD

CAREFUSION CORPORATION Special Meeting of Stockholders January 21, 2015 at 8:30 a.m. PST

This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) James F. Hinrichs and Joan B. Stafslien, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CAREFUSION CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 8:30 a.m. PST on January 21, 2015, at CareFusion Headquarters, 3750 Torrey View Court, San Diego, CA 92130, and any adjournment or postponement thereof.

This revocable proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side